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                                                                     EXHIBIT 3.1

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           (After Issuance of Stock)                   Filed by:

                         PAN International Gaming, Inc.
              . . . . . . . . . . . . . . . . . . . . . . . . . .

       We the undersigned     Clifford M. Johnston                           and
                          . . . . . . . . . . . . . . . . . . . . . . . . . .
                                      President or Vice President

       Judy Morton Johnston             of     PAN International Gaming, Inc.
 . . . . . . . . . . . . . . . . . . . .    . . . . . . . . . . . . . . . . . . .
     Secretary or Assistant Secretary                  Name of Corporation

do hereby certify:

       That the Board of Directors of said corporation at a meeting duly
convened, held on the      13th     day of     May     , 2000, adopted a
                      . . . . . . .        . . . . . .   . . .
resolution to amend the original articles as follows:

       Article     1     is hereby amended to read as follows:
               . . . . .

       1.     NAME OF CORPORATION:  SearchHound.com, Inc.




       The number of shares of the corporation outstanding and entitled to vote
on an amendment to the Articles of incorporation is   4,508,413;  that the said
                                                    . . . . . . .
change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                               /s/ CLIFFORD M. JOHNSTON
                                          . . . . . . . . . . . . . . . . . .
                                              President or Vice President


                                               /s/ JUDY MORTON JOHNSTON
                                          . . . . . . . . . . . . . . . . . .
                                           Secretary or Assistant Secretary

State of    California      }
         . . . . . . . . .  }
                            }  ss.
County of    Riverside      }
          . . . . . . . . . }

       On       May 31, 2000       , personally appeared before me, a Notary
          . . . . . . . . . . . .
Public,   Clifford M. Johnston and Judy Morton Johnston       who acknowledged
        . . . . . . . . . . . . . . . . . . . . . . . . . . .
          Names of Persons Appearing and Signing Document

that they executed the above instrument.

                                             /s/ KIM ALVAREZ
      [NOTARY SEAL]                       . . . . . . . . . . .
                                           Signature of Notary